ADA American Dental Association® Members Retirement Program

ENROLLMENT FORM

Processing Office
PO BOX 4872
Syracuse NY 13221

Toll-Free Voice: 1-800-223-5790
Fax: 1-816-502-0175
ada.equitable.com

Participant/Employer Information

☐ Mr. ☐ Mrs. ☐ Miss ☐ Ms. ☐ Other: ____________ Participant E-mail address: ______________________________

Participant's Name: ______________________________ Employer's Name: ______________________________

Social Security Number: ______________________________ Employer's Tax ID Number: ______________________________

Date of Birth: ______________________________ Plan Number: (001, 002, etc.) ______________________________

I. Essential Dates (completed by Employer)

	MO	DAY	YR
Employment Date (Participant's Date of Hire)	☐☐	☐☐	☐☐
Participation Date (Participant's Entry Date into Plan- See Instructions)	☐☐	☐☐	☐☐

NOTE: If your plan contains different eligibility requirements for Employer, 401(k), Matching, and/or Post-Tax Employee contributions, please see instructions or contact a Retirement Plan Account Manager for assistance.

II. Dentist Status (complete this section only if the participant is a dentist)

I am a more than 5% owner ☐ Y ☐ N

I am an owner-employee ☐ Y ☐ N *(Owns more than 10% of the capital or profit interest in the business, if unincorporated)*

I am a partner ☐ Y ☐ N

I am a shareholder ☐ Y ☐ N

I am a member of the ADA ☐ Y ☐ N My ADA Membership Number is: ______________________________

III. Beneficiary Statement (completed by Participant)

(If you check B but have not filed a designation or change of beneficiary form, or if the designation or change of beneficiary form is not valid, the beneficiary statement below will apply in the event of death.)

A. ☐ I hereby agree to the beneficiary statement below.

B. ☐ I have attached a designation or change of beneficiary form.

BENEFICIARY STATEMENT

Unless a beneficiary designation by me is in effect at the time an amount becomes payable, any amount which becomes payable to my beneficiary under the plan shall be payable to the first surviving class of the following:

(1) Widow or widower;
(2) Surviving children;
(3) The executors or administrators of the person upon whose death the payment becomes due.

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IV. Allocation of Contributions Future Asset Class Investment Option Contributions Cash Equivalents Guaranteed Interest Option (GI7) % EQ/ Core Bond Index (703) % Bonds Vanguard VIF Total Bond Market Index (755) % EQ/Core Plus Bond (709) % Multimanager Core Bond (747) % EQ/PIMCO Global Real Return (756) % EQ/Conservative Allocation (740) % EQ/Conservative Plus Allocation (792) % EQ/Moderate Allocation (790) % EQ/Moderate Plus Allocation (793) % EQ/Aggressive Allocation (791) % 1290 Retirement 2020 (720) % 1290 Retirement 2025 (721) % 1290 Retirement 2030 (722) % Asset Allocation 1290 Retirement 2035 (723) % 1290 Retirement 2040 (724) % 1290 Retirement 2045 (725) % 1290 Retirement 2050 (726) % 1290 Retirement 2055 (727) % 1290 Retirement 2060 (728) % 1290 VT DoubleLine Dynamic Allocation (749) % EQ/All Asset Growth Allocation (748) % EQ/International Core Managed Volatility (774) % 1290 VT SmartBeta Equity ESG (707) % International/Global Stocks EQ/ Global Equity Managed Volatility (782) % EQ/MFS International Growth (744) % EQ/Equity 500 Index (771) % Large Cap Blend Vanguard VIF Total Stock Market Index (754) % EQ/ Large Cap Growth Managed Volatility (767) % EQ/T.Rowe Price Growth Stock (706) % Large Cap Growth EQ/Large Cap Growth Index (741) % EQ//ClearBridge Large Cap Growth ESG (742) % EQ/Large Cap Value Managed Volatility (766) % EQ/J.P Morgan Value Opportunities (704) % Large Cap Value EQ/Invesco Comstock (752) % 1290 VT Equity Income (743) % Mid Cap Growth EQ/Janus Enterprise (708) % Mid Cap Value EQ/Mid Cap Value Managed Volatility (762) % Mid Cap Blend EQ/Mid Cap Index (702) % Small Cap Growth EQ/AB Small Cap Growth (700) % Small Cap Value 1290 VT GAMCO Small Company Value (783) % Small Cap Blend EQ/Small Company Index (775) % Sector/Specialty Multimanager Technology (745) % 1290 VT GAMCO Mergers & Acquisitions (746) % TOTALS 100% INSTRUCTIONS AND NOTES Fill in WHOLE percentages to total made 100% on this . If form, no election is contributions repayments received or loan will be invested Default Investment in the plan’s Alternative Qualified (QDIA) investment until allocation a change of is requested by the participant. How and to Access Make Account Changes Information Enrollment after 1. Website ada.equitable.com Response 2. Automated System Voice 1-800-223-5790 3. Form Change of Investment Allocation Form FOR EMPLOYER: Please attach a check for $25 per enrollment form, made payable to Equitable. V. Signatures I, the participant, have received and reviewed the prospectus for the ADA Members Retirement Program. I, the employer, certify to the best of my knowledge and belief that the information provided is true and accurate. Signature of Participant Date Signature of Employer Date 2015ENRL-ADA x03885_core 6/20

Instructions for Completing the Enrollment Form

INSTRUCTIONS FOR THE EMPLOYER

Before giving this enrollment form to the participant, you should enter the essential dates (Section I) for that participant.

Under the terms of the plan, there are two participant dates or entry dates per year, unless otherwise specified on the participation agreement. They occur on the first day of the plan year and the first day of the seventh month of the plan year. For example, in calendar year plans the participation or entry dates are January 1 and July 1.

The correct participation date is the first entry date after the participant satisfies the age and service eligibility requirements for participation in the plan. These requirements are indicated in Section III of the adoption agreement. For example, the participation date for an employee who was hired on July 17, 2020, and whose employer elected a one-year service requirement and no age requirement would be January 1, 2022 in a calendar year plan.

If the above plan is a profit sharing plan with a 401(k) feature and the employer elected six months of service requirement for the 401(k) portion of the plan while keeping the one-year requirement for the profit sharing plan, this employee would enter the 401(k) plan on July 1, 2021. The employee is not eligible for the profit sharing plan until January 1, 2022. If your plan has different eligibility requirements, please contact a Retirement Plan Account Manager for further assistance with these multiple entry dates.

After your employee completes the enrollment form, it should be returned to you. You must certify (Section V) each employee’s enrollment form for accuracy. Retain a copy for your records and return the original forms to the Trustees at the address listed at the top of the form. This address should not be used for overnight or express mail. Please see the prospectus for overnight. mailing address. Please attach a check for $25 per enrollment form, made payable to Equitable.

Complete all sections of the enrollment form. Please type or print clearly with a pen. If you participate in two plans, you should have received two enrollment forms. The plan number on each form should be different (001, 002, etc.). Ask your employer which number applies to which plan. The completed form should be returned to your employer.

INSTRUCTIONS FOR THE PARTICIPANT

Section I – Essential Dates

Your employer will enter the information in this section.

Section II – Ownership Status

Complete Section II only if you have ownership in the practice. Check whichever answer is appropriate for each line.

An owner-employee is someone who owns more than 10% of the capital or profits interest in an unincorporated practice. A partner is someone who has ownership in an unincorporated practice, and who is not a sole-proprietor.

Section III – Beneficiary Statement

Check either A or B. If you wish to make a special designation, have your employer request a designation or change of beneficiary form from the Trustees. If you checked B but have not filed a designation or change of beneficiary form, or if the designation or change of beneficiary form was not properly completed, the default beneficiary provision of the Plan document will be apply in the event of death.

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Section IV – Allocation of Contributions

•	“Future contributions” are contributions received by us on or after the date we receive this form.

•

Investment allocation elections will be applied only if this Form has been properly completed. If we do not have an election on file when a contribution is received, those amounts will be invested in the plan’s Qualified Default Investment Alternative (QDIA) until a change of investment allocation is requested by the participant.

•	Please use only whole percentages and make certain that the Future Contributions column totals 100%. Decimals, fractions or dollar amounts are not acceptable.

•	These elections will appear on your next confirmation notice and will remain in effect until changed by appropriate notice to the Trustees.

Section V – Signatures

•

Sign and date the enrollment form. Then return the completed form to your employer. Once certified by the employer, the form will be returned to the Trustees. Retain a copy for your records. Be sure to complete the investment allocation instructions in section V before returning to your employer.

HOW TO MAKE CHANGES AND ACCESS ACCOUNT INFORMATION AFTER ENROLLMENT

•	Website: ada.equitable.com

•	Automated Voice Response System: 800-223-5790

•	Change of Investment Allocation Form

For website and automated voice response system transactions, changes to investment allocation for future contributions confirmed on a business day before 4 P.M. Eastern Time are effective on the day of your request. Changes that are confirmed after 4 P.M. Eastern Time or on a non-business day will be effective on the next business day.

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